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                                                                      EXHIBIT 5








                               November 2, 1998

SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203

Ladies and Gentlemen:

                  In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in form as proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, relating to the proposed merger (the "Merger") of First American Bank of Indian River County, a Florida banking corporation ("First American"), with and into SouthTrust Bank, National Association, a national banking association, and the issuance of up to 253,546 shares of common stock, par value $2.50 per share, of SouthTrust (the "Shares") and up to 75,036 rights to purchase 1/100th of one share of Series A Junior Participating Preferred Stock (the "Rights") in connection with the Merger. Pursuant to the Merger, each holder of shares of common stock of First American will receive shares of SouthTrust common stock. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                  Upon the basis of the foregoing, we are of the opinion that the Shares and Rights to be registered under the Registration Statement, to the extent actually issued pursuant to the Merger, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption Legal Matters in the Proxy Statement/Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ BRADLEY ARANT ROSE & WHITE LLP